As filed with the Securities and Exchange Commission on June 30, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Art Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3141918 (I.R.S. employer identification no.)

25 First Street, Second Floor, Cambridge, Massachusetts (Address of principal executive offices)	02141 (Zip code)
1999 Employee Stock Purchase Plan
(Full title of the plan)

Robert D. Burke
President and Chief Executive Officer
Art Technology Group, Inc.
25 First Street, Second Floor
Cambridge, Massachusetts 02141
(Name and address of agent for service)
(617) 386-1000
(Telephone number, including area code, of agent for service)

WITH COPIES TO:
John D. Patterson, Jr.
Robert W. Sweet, Jr.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount of
securities to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common stock, $0.01 par value (1)	1,500,000	$2.77 (2)	$4,155,000	$445

(1)	Each share includes one right to purchase shares of ATG’s series A junior participating preferred stock pursuant to the terms of ATG’s rights agreement dated September 26, 2001.
(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on June 27, 2006.

Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Ex-5.1 Legal opinion of Foley Hoag LLP
Ex-23.1 Consent of Ernst & Young LLP

     This registration statement covers 1,500,000 shares of common stock issuable pursuant to our 1999 Employee Stock Purchase Plan. These shares are in addition to the 5,000,000 shares of common stock registered pursuant to the registration statements on Form S-8, File Nos. 333-83321, 333-100003 and 333-106058, which we filed with the Securities and Exchange Commission on July 20, 1999, September 23, 2002 and June 12, 2003, respectively.
     The contents of our registration statements on Form S-8, File Nos. 333-83321, 333-100003 and 333-106058, are incorporated herein by reference.
Item 5.    Interests of Named Experts and Counsel.
     The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.
Item 8.    Exhibits.
     The following exhibits are included as part of this registration statement.

			Incorporated by reference
		Filed with
Exhibit		this Form		Filing date with	Exhibit
Number	Description	S-8	Form	SEC	number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
5.1	Legal opinion of Foley Hoag LLP	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X
Item 9.    Undertakings.
     The undersigned registrant hereby undertakes to:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of June, 2006.

Art Technology Group, Inc.
By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert D. Burke and Julie M.B. Bradley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of June 30, 2006.

Signature	Title

/s/ Robert D. Burke Robert D. Burke	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Julie M.B. Bradley Julie M.B. Bradley	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Daniel C. Regis Daniel C. Regis	Chairman of the Board

/s/ Michael A. Brochu Michael A. Brochu	Director
/s/ David B. Elsbree David B. Elsbree	Director
/s/ John R. Held John R. Held	Director
/s/ Ilene H. Lang Ilene H. Lang	Director
/s/ Mary Makela Mary Makela	Director
/s/ Phyllis S. Swersky Phyllis S. Swersky	Director

EXHIBIT INDEX

			Incorporated by reference
		Filed with
Exhibit		this Form		Filing date with	Exhibit
Number	Description	S-8	Form	SEC	number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
5.1	Legal opinion of Foley Hoag LLP	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X